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                                        WANG LABORATORIES, INC. AND SUBSIDIARIES
                            EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                           (Dollars in millions except ratios)

                                                                                                                      Predecessor B
                                                                                                                        Company
                                                                                                                      -------------
                                          Six months                                                     Nine months  Three months
                                            ended            Year            Year            Year          ended         ended
                                         December 31,   ended June 30,   ended June 30,  ended June 30,   June 30,    September 30,
                                             1997            1997            1996            1995           1994         1993
                                         ------------   --------------   --------------  --------------   --------    -------------
FIXED CHARGES
   Interest expense                          $(0.5)          $ 10.9         $  5.1           $ 3.7          $ 3.5    |    $ 1.2
   Portion of rent expense                                                                                           |
      representative of interest               5.6              9.4            9.4             5.9            5.6    |      2.7
                                             -----           ------         ------           -----          -----    |    -----
                                               5.1             20.3           14.5             9.6            9.1    |      3.9
                                                                                                                     |
   Preferred dividend requirement             11.8             23.5           37.7            14.5            8.7    |       --
                                             -----           ------         ------           -----          -----    |    -----
Combined fixed charges and                                                                                           |
     preferred dividend                      $16.9           $ 43.8         $ 52.2           $24.1          $17.8    |    $ 3.9
                                             =====           ======         ======           =====          =====    |    =====
                                                                                                                     |
EARNINGS                                                                                                             |
   Income (loss) from continuing                                                                                     |
     operations before income                                                                                        |
     taxes, discontinued operations,                                                                                 |
     fresh-start reporting adjustment                                                                                |
     and extraordinary item                  $37.2           $(22.3)(1)     $ 94.9(2)        $ 6.9(3)       $18.4    |    $(8.5)
                                                                                                                     |
   Fixed charges per above                     5.1             20.3           14.5             9.6            9.1    |      3.9
                                             -----           ------         ------           -----          -----    |    -----
                                             $42.3           $ (2.0)        $109.4           $16.5          $27.5    |    $(4.6)
                                             =====           ======         ======           =====          =====    |    =====
                                                                                                                     |
Ratio of earnings to combined                                                                                        |
   fixed charges and preferred dividends       2.5               --            2.1              --            1.5    |       --
                                             =====           ======         ======           =====          =====    |    =====
                                                                                                                     |
Coverage deficiency                             --           $(45.8)            --           $(7.6)            --    |    $(8.5)
                                             =====           ======         ======           =====          =====    |    =====



(1) Includes $36.3 million of acquisition-related, restructuring and Chapter 11-related charges
(2) Includes $(1.1) million of acquisition-related, restructuring and Chapter 11-related charges
(3) Includes $62.1 million of acquisition-related, restructuring and Chapter 11-related charges

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